ALTAIR NANOTECHNOLOGIES, INC.

IMPORTANT NEWS FROM
                   -------------------------------------------------------------

For Additional Information:
marty Tullio or Mark Tullio
McCloud Communications, LLC

949-566-9860


              ALTAIR NANOTECHNOLOGIES REPORTS FINANCIAL RESULTS FOR
                          SECOND QUARTER OF FISCAL 2004

          Company Reports Second Consecutive Quarter of Revenue Growth

RENO, NV - August 12, 2004 - Altair Nanotechnologies, Inc. (NASDAQ: ALTI), today reported financial results for its second quarter ended June 30, 2004.

The company reported that revenue for the second quarter of fiscal 2004 increased to $154,233 compared to revenue of $4,434 for the second quarter of fiscal 2003. The net loss for the second quarter was $2.2 million, or a loss per share of $0.04 versus a net loss of $1.5 million, or a net loss per share of $0.04 for the comparable quarter in 2003.

For the six-month period ended June 30, 2004, revenue increased to $293,982, with a net loss of $3.9 million, or a net loss per share of $0.08 compared to revenue for the six-month period ended June 30, 2003 of $24,711, with a net loss of $2.8 million, or a net loss per share of $0.09.

"The increase in revenue on both a comparable and consecutive quarterly basis indicates improved orders and an increase of paid development work funded by customers and government grants," commented Altair President
 Dr. Rudi E. Moerck. "Our pipeline continues to be solid, with approximately $1.1 million in orders and development work to be completed and billed.

Operating expenses of $1.9 million for the second quarter of 2004 were higher than operating expenses of $1.2 million for the second quarter of 2003. Increased operating expenses are a result of increased research, development, marketing, and sales emphasis for both the Life Sciences and Performance Materials Divisions.

Altair CFO Edward Dickinson noted, "Our net cash operating expenses have averaged around $425,000 per month for the first half of 2004 and we expect a modest increase in net cash operating expenses for the third and fourth quarters due to increased investments in product development."

In order to enhance revenues on new cost reimbursement contracts, beginning in 2004 the facility overhead costs were allocated between research and development, cost of sales and general and administrative expenses. Cost of sales for the second quarter ending June 30, 2004 increased due to a change in Altair's method of recording overhead costs associated with the company's facilities and has resulted in a negative gross margin. Prior to 2004, these costs were recorded entirely as general and administrative expenses. This allocation reflects a more accurate classification of costs. It is anticipated that new research and development contracts will provide a positive gross margin.

As of June 30, 2004, Altair's balance sheet was strong, with a cash position of approximately $10.2 million compared to $3.9 million at December 31, 2003. Altair's long-term debt consists only of a promissory note of $3.0 million to purchase the building that houses Altair's corporate headquarters, research laboratories and production facilities in Reno, Nevada. Under the terms of the promissory note, interest begins accruing in August 2005 with the first payment due February 2006.

                                    - MORE -

Altair Nanotechnologies Corporate 2nd Quarter Highlights

         o Dr. Michel Bazinet, CEO & Chairman of the Board, Replicor Inc., joins the Altair Board of Directors

         o Dr. Christopher E. Jones, Sr. Vice President, Behr Process Corporation, joins the Altair Board of Directors

         o Altair holds shareholder's meeting and hosts an open house in Reno, NV

         Life Sciences Division 2nd Quarter Highlights
         ---------------------------------------------


     o   Pharmaceutical Products
         -----------------------
         RenaZorb(TM) Products - Nanotechnology-based drug for End Stage Renal Disease Altair's RenaZorb (lanthanum dioxycarbonate) represents a second-in-class lanthanum-based drug for phosphate control in patients with end-stage renal disease (ESRD).

         o July 20, 2004, Shire Pharmaceutical's CEO announced that the FDA extended the review period of Fosrenol(R), the company's lanthanum carbonate tetra hydrate-based drug candidate for phosphate control in kidney dialysis patients with End Stage Renal Disease (ESRD), by 90 days. The time will be used to complete the evaluation of new data relating to the formulation and dosage strengths submitted July 2004.

         o Preparations for the out-licensing of RenaZorb are advancing rapidly. Altair, with the assistance of their investment bankers, RBC Capital Markets, is nearing completion of the license marketing package for RenaZorb, a pre-clinical pharmaceutical product for hyperphosphatemia in patients with ESRD.

         o Testing of RenaZorb, comparing its ability to bind phosphate in an animal model, was completed during the quarter. Preliminary results suggest that less RenaZorb may be required to absorb equivalent amounts of phosphate from food than Renagel (Genzyme) or lanthanum carbonate tetrahydrate, the active ingredient in Fosrenol (Shire).

      o  Drug Delivery Products
         ----------------------

         TiNano(R) Spheres(TM) and No-Defeat(TM) Drug Delivery Systems TiNano Spheres(TM) are rigid, hollow, porous, high surface area, ceramic microstructures used in drug delivery systems, including systems to mitigate diversion and abuse of drugs.

         o    Altair  initiated  multiple   discussions  with  potential  market
              partners.
         o Two additional patent applications were filed for the TiNano Sphere drug delivery technology platform.

    o    Dental Nano-materials
         ---------------------
         o Altair continues to work with a research consortium sponsored by the National Institutes of Health to strengthen polymer-based dental fillings utilizing Altair's nano-zirconia.

                                    - MORE -

Performance Materials Division Second Quarter Highlights
--------------------------------------------------------

     o   Advanced Materials for Paints and Coatings
         ------------------------------------------
         Titanium Dioxide Pigment- Altair's Hydrochloride Pigment Process (AHPP)

         o Altair completes the first stage of the development phase of Western Oil Sands Project |X| Altair was awarded a European patent for its "Processing Titaniferous Ore to Titanium Dioxide Pigment"
         o Competitive study by the National Research Council of Canada provided test results for Altair's TiNano Coat(TM) thermal spray product indicating superior performance to existing systems.
         o Altair was awarded a second contract from an un-announced third party to supply research quantities of customized coating material.

    o    Advanced Materials for Improving Process Technologies
         -----------------------------------------------------
         Titanium Metal Manufacturing via Electrolysis Processing
         o Altair's development agreement with Titanium Metals Corporation (NYSE:TIE), provides Altair the opportunity to supply enough TiO2 to produce 50 pounds of titanium metal per day to meet the DARPA titanium project goals as outlined by the program.

                                    - MORE -
    o    NanoCheck(TM) Products for Binding Phosphate in Water
         -----------------------------------------------------
         o Altair's unique nano-structured compound, NanoCheck, has been proven to safely and effectively prevent algae growth in swimming pools in both independent and in-house laboratory testing.
         o Field testing focused on evaluating Nanocheck's effectiveness in providing an algae-free environment for swimming pools is currently under way. Results will be reported as they become available.
         o High Performance Materials for Alternative Energy Lithium Ion Battery Electrode Development |X| Altair received a $100,000 SBIR grant from the U.S. National Science Foundation to support work on carbon-coated nano-structured electrodes for next-generation lithium-ion ultra capacitors. A definitive press release has been formulated and will be released upon approval of Altair's partners.

ALTAIR NANOTECHNOLOGIES INC.
----------------------------
Although an emerging field, nanotechnology is already having a unique impact on several industry sectors. Altair Nanotechnologies is positioning itself through product innovation to become a leading supplier of nanomaterial technology and nanomaterials worldwide. Altair owns robust proprietary technology platforms for manufacturing a variety of crystalline and non-crystalline nano-materials of unique structure, performance, quality and cost. Altair has installed semi-works capability with a capacity to produce hundreds of tons of nano-materials.

The company is organized into two divisions: Life Sciences and Performance Materials. The Life Sciences Division is pursuing market applications in pharmaceuticals, drug delivery, dental materials, cosmetics and other medical markets. The Performance Materials Division is pursuing market applications in Advanced Materials for Paints and Coatings (titanium pigments and thermal spray coatings), Advanced Materials for Improving Process Technologies (titanium metal manufacturing, catalysts and water treatment), Advanced Materials for Alternative Energy (high performance batteries, fuel cell and photovoltaics) and other high performance material applications. For additional information on Altair and its nano-materials, visit www.altairnano.com.
                                    - MORE -

Altair Nanotechnologies, Inc.(R), Altair NanomaterialsTM, TiNano(R), RenaZorbTM, NanoCheckTM, TiNano SpheresTM, No DefeatTM and the Hydrochloride Pigment ProcessTM are trademarks or registered trademarks of Altair Nanotechnologies, Inc.

Forward-Looking Statements
--------------------------
This release may contain forward-looking statements as well as historical information. Forward- looking statements, which are included in accordance with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, may involve risks, uncertainties and other factors that may cause the company's actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this release. These risks and uncertainties include, without limitation, the risks that Altair expenses will rise during the following quarters as a result of unexpected cash or non-cash expenses; Altair's numerous development stage products will not be developed to the point of commercialization or that, even if commercialized, no market will exist for such products or Altair will fail to effectively market to customers in a market, the risks that Altair will be unable to enter into license agreements regarding its pigment process (AHPP), RenaZorb, its TiNano Sphere or other developing products, that even if Altair enters into such license agreements, short term revenues from such agreements will not be sufficient to fund Altair's operations in the long run, and that animal testing or future testing of RenaZorb or other products of the company will not be successful and that development will need to be terminated. In general, Altair is, and expects to be in the immediate future, dependent upon funds generated from sales of securities, grants, testing agreements, and licensing agreements to fund its testing, development and ongoing operations. In addition, other risks are identified in the company's most recent Annual Report on Form 10-K, as filed with the SEC. Such forward-looking statements speak only as of the date of this release. The company expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any changes in company expectations or results or any change in events.

                                  Table Follows

                  ALTAIR NANOTECHNOLOGIES INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                       (Selected Financial Data Unaudited)
                                                           June 30,    December 31,
                                                             2004          2003
                                                         -----------   ------------
                                        ASSETS
Total Current Assets                                     $10,279,965   $ 3,962,180
     Property, Plant and Equipment, net                    6,365,600     6,618,805
     Patents, net                                          1,017,729     1,060,569
     Other Assets                                             18,200        18,200
                                                         -----------   -----------
                           Total Assets                  $17,681,494   $11,659,754
                                                         ===========   ===========

               LIABILITIES AND SHAREHOLDERS' EQUITY
Total Current Liabilities                                $   939,585   $   397,141
   Note Payable, Long-Term Portion                         2,781,526     2,686,130

Total Shareholders' Equity                                13,960,383     8,576,483

            Total Liabilities and Shareholders' Equity   $17,681,494   $11,659,754
                                                         ===========   ===========

                                    - MORE -


                  ALTAIR NANOTECHNOLOGIES INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                       (Selected Financial Data Unaudited)

                                                   Three Months Ended             Six Months Ended
                                                        June 30,                      June 30,
                                              --------------- ------------   ----------------------------
                                                 2004             2003           2004            2003
                                              ------------    ------------   ------------    ------------
Sales                                         $    154,233    $      4,434   $    293,982    $     24,711
Cost of Sales                                      200,440             938        310,832          15,888
                                              ------------    ------------   ------------    ------------
Gross Margin                                       (46,207)          3,496        (16,850)          8,823
                                              ------------    ------------   ------------    ------------
Total Operating Expenses                         2,082,829       1,192,172      3,795,200       2,394,500

Loss from Operations                             2,129,036       1,188,676      3,812,050       2,385,677
                                              ------------    ------------   ------------    ------------
Other (Income) Expense:                             24,996         265,908         52,739         145,915

Net Loss                                         2,154,032       1,334,591      3,864,789       2,651,585
Preferential Warrant Dividend
                                                      --           176,472           --           176,472
                                              ------------    ------------   ------------    ------------
Net Loss Applicable to Shareholders           $  2,154,032    $  1,511,063   $  3,864,789    $  2,828,057
                                              ============    ============   ============    ============

Loss per Common Share - Basic and Diluted     $       0.04    $       0.04   $       0.08    $       0.09
                                              ============    ============   ============    ============

Weighted Average Shares - Basic and Diluted     48,740,271      35,287,020     48,036,745      32,920,570
                                              ============    ============   ============    ============




                                                      # # # #